Exhibit 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of the Ordinary Shares, $.01 par value per share, of Warner Chilcott Public Limited Company is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1).  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  August 3, 2011

THL WC (DUTCH) B.V.

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Director A

By:	/s/ Bart de Sonnaville
Name:	Bart de Sonnaville
Title:	Director B

THL WC (LUXEMBOURG) S.A.R.L.

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Director A

By:	/s/ Wim Rits
Name:	Wim Rits
Title:	Director B

THL WC (CAYMAN), L.P.

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Authorized Signatory

THL ADVISORS (ALTERNATIVE) V, L.P.
By:	Thomas H. Lee Advisors (Alternative) V Limited, LDC, its General Partner

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Assistant Treasurer

THOMAS H. LEE (ALTERNATIVE) FUND V, L.P.

By:	THL Advisors (Alternative) V, L.P., its General Partner
By:	Thomas H. Lee Advisors (Alternative) V Limited, LDC, its General Partner

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Assistant Treasurer

THOMAS H. LEE (ALTERNATIVE) V LIMITED, LDC

By:	/s/ Charles P. Holden
Name:	Charles P. Holden
Title:	Assistant Treasurer